EXHIBIT 99.1

For Immediate Release

Citadel Exploration Receives Permit For Project Indian Steam Injection
California-focused E&P to begin immediate testing of its largest prospect

Newport Beach, CA (May 6, 2014):  Citadel Exploration, Inc. (OTCQB: COIL) is pleased to announce that it has received a permit from the California Department of Oil, Gas & Geothermal Resources (DOGGR) to commence thermal recovery at Project Indian using Cyclic Steam Injection.  This permit was the final permit required for COIL to commence injection and production of the Indian #1-15 well, which was successfully drilled in early January.  Steam injection is expected to start in the coming weeks.

“Obtaining this permit is a tremendously important step forward,” said Armen Nahabedian, CEO of Citadel Exploration. He added: “though the drilling of our first Project Indian well in January was a key milestone.  This represents the culmination of an enormous amount of permitting and regulatory work and is key in generating returns to our investors and economic growth for the people of San Benito County.”

This well is the first well of the 15-well pilot program to receive steam injection and will help determine the economic viability of the field.  Approximately 60% of California oil production is accomplished with thermal recovery, a process that does not involve any chemical injection. Typical thermal recovery projects in California have recovered 20-60% of the original oil in place, suggesting that Project Indian could ultimately recover between 20MM and 60MM barrels of oil.

Nahabedian described the regulatory review process as challenging and thorough, which he said was beneficial in the long run:  “The rigor of this process ensures that this project will be extremely safe and environmentally sound for all concerned. This permit is proof that the oil industry, agriculture and environmental protection can thrive together.”

About Citadel:
Citadel Exploration (OTCQB: COIL) is a pure-play California oil company with operations in the Salinas and San Joaquin Basins of California.  Citadel has a broad portfolio of capital investment opportunities arising from management’s extensive knowledge of the geology and the history of oil and gas exploration and development in California.

This press release may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risk and uncertainties. Citadel Exploration generally uses words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. One should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many unforeseen factors. See Citadel Exploration's Form 10-K for the fiscal year ended December 31, 2013 for a discussion of such risks, uncertainties and other factors.

Statements such as any perceived benefit from the raising of capital and the beginning of drilling and any other perceived benefits, involve risks and uncertainties, including, but not limited to our ability to successfully drill wells and extract resources, operate without adversely impacting the environment, our ability to adhere to safety measures, or other general economic conditions which would hinder our ability to operate effectively.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions, our ability to raise sufficient funding to finance our operations, the actual drilling results, adherence to regulations, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Phil McPherson, CFO
Citadel Exploration
417 31st Street Unit A
Newport Beach, CA 92663
949-612-8040

Media Relations:
Robert Parry
Compass Check Consulting
rparry@compasscheckconsulting.com
626-698-0878